Exhibit 99.1

REPAY Announces Consent Solicitation for its Public Warrants

ATLANTA, March 19, 2020 – Repay Holdings Corporation (NASDAQ: RPAY) (the “Company” or “REPAY”) announced today that it expects to solicit consents from holders of its outstanding public warrants (CUSIP No. 76029L 118) (the “Public Warrants” and together with private placement warrants, the “Warrants”) to approve amendments (the “Proposed Amendments”) to the existing warrant agreement, as previously amended, relating to the Warrants (the “Warrant Agreement”) for the purpose of curing certain ambiguities relating to a “cashless exercise” of the Warrants. The Proposed Amendments will clarify that, in connection with any “cashless exercise” of the Warrants, as the fair market value relates to one share of Class A Common Stock, the Warrant Price (as defined in the Warrant Agreement) also relates to one share of Class A Common Stock.

Adoption of the Proposed Amendments will require the consent of the registered holders of at least 65% of all outstanding Public Warrants (such consent, the “Requisite Consents”). As of the Record Date (as defined below), 24,567,724 Public Warrants were outstanding. Consents may be validly revoked at any time prior to the Consent Date (as defined below) but not thereafter.

The Company anticipates that, promptly after receipt of the Requisite Consents, the Company and the warrant agent will execute a Second Amendment to Warrant Agreement with respect to the Warrants (the “Warrant Amendment” and such time, the “Consent Date”). Pursuant to the terms of the Warrant Agreement, the Proposed Amendments will become effective on the Consent Date and will bind every holder of Warrants.

The consent solicitation is expected to expire at 5:00 p.m., New York City time, on March 31, 2020 (such date and time, as the Company may extend from time to time, the “Expiration Date”). Only holders of record of the Public Warrants as of 5:00 p.m., New York City time, on March 12, 2020 (the “Record Date”), will be eligible to deliver consents to the Proposed Amendments in the consent solicitation.

The consent solicitation will be made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement (as it may be amended or supplemented from time to time, the “Consent Solicitation Statement”), and the accompanying Consent Form (together, the “Consent Solicitation Documents”), which are expected to be mailed to holders on or about March 24, 2020. The Company may, in its sole discretion, terminate, extend or amend the consent solicitation at any time as described in the Consent Solicitation Statement.

Copies of the Consent Solicitation Documents and other related documents, when available, may be obtained from Morrow Sodali LLC, the Solicitation, Information and Tabulation Agent, at (800) 662-5200 (toll free); (203) 658-9400 (collect); (203) 658-9444 (facsimile) or email at RPAY.info@investor.morrowsodali.com. Holders of the Public Warrants are urged to review the Consent Solicitation Documents for the detailed terms of the consent solicitation and the procedures for consenting to the Proposed Amendments. Any persons with questions regarding the consent solicitation should contact Morrow Sodali LLC.

This announcement is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. This announcement is also not a solicitation of consents with respect to the Proposed Amendments or any securities. No recommendation is being made as to whether holders of Public Warrants should consent to the Proposed Amendments. The solicitation of consents will not be made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management, but actual results and the timing of events may differ materially from the results anticipated. Such forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control, including, without limitation, the factors described in our reports filed with the U.S. Securities and Exchange Commission. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of circumstances or developments occurring after the date of this communication.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing and technology needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity and enhances the experience of electronic payments.

REPAY Contacts

Investor Relations:

repayIR@icrinc.com

Media Relations:

Kristen Hoyman

(404) 637-1665

khoyman@repay.com